Exhibit 4.2


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated September 21, 1998, is by and between ANICOM, INC., a Delaware corporation ("Anicom"), TEXCAN CABLES INC., a Nevada corporation ("Texcan U.S."), and TEXCAN CABLES LIMITED, a Canadian corporation ("Texcan CN" and, together with Texcan U.S., the "Texcan Entities").

         WHEREAS, concurrent with the execution hereof, Anicom and ANICOM MULTIMEDIA WIRING SYSTEMS INCORPORATED, a Nova Scotia company and a wholly-owned subsidiary of Anicom ("Anicom CN" and, together with Anicom, the "Anicom Entities"), shall purchase substantially all of the assets of the Texcan Entities and TEXCAN CABLES INTERNATIONAL, INC., a Nevada corporation ("Texcan International") pursuant to that certain Asset Purchase Agreement, dated as of September 21, 1998 (the "Asset Purchase Agreement"), by and between the Anicom Entities and the Texcan Entities and Texcan International;

         WHEREAS, pursuant to the Asset Purchase Agreement, the Texcan Entities will be receiving, as a portion of the purchase price, (a) 1,403,509 shares of Anicom's common stock (the "Anicom Common Shares"); and (b) 20,000 shares of Anicom's Series B convertible preferred stock (the "Anicom Preferred Shares" and, together with the Anicom Common Shares, the "Anicom Shares"); and

         WHEREAS, as a condition to the closing of the Contemplated Transactions (as defined in the Asset Purchase Agreement), Anicom has agreed to grant to the Texcan Entities certain registration rights for the Anicom Shares on the terms and conditions set forth herein.

         NOW, THEREFORE, upon the premises and the mutual promises herein contained, and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

         1. Certain Definitions. As used in this Agreement the following initially capitalized terms shall have the following meanings:

         Closing: The closing of the transactions contemplated by the Asset Purchase Agreement.

         Permitted  Transferees:  (i) Ronald  Stern (or,  in the event of Ronald
Stern's death or permanent incompetency, his personal representative for purposes of the administration of his estate or the protection and management of his assets) or (ii) any other Person, directly or indirectly, controlled by, or under the common control of, Ronald Stern as of the date of any assignment






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thereto  pursuant  to Section  4(a),  provided  that in either  case such Person agrees to be bound by the terms of this Agreement for all purposes thereafter as a "Texcan Entity" by executing and delivering to Anicom a notice of assignment in the form of Attachment I hereto.

         Person: A corporation, an association, a partnership, a limited liability company, an unlimited liability company, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

         Registrable Securities: (i) The Anicom Common Shares and (ii) the shares of Anicom common stock issued or issuable pursuant to the conversion of the Anicom Preferred Shares and any stock or other securities into which such Anicom Preferred Shares shall have hereafter been changed, converted or exchanged which are held by the Texcan Entities or any of their Permitted Transferees.

         Registration Expenses: All expenses incident to Texcan Entities' and Anicom's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws, including, without limitation, all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel and of all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance and the fees of the Texcan Entities' independent certified public accountants with regard to services rendered in connection with the financial statements and opinions included in a registration statement) and the cost to furnish each Texcan Entity or Permitted Transferee thereof with copies of any registration statement, each preliminary prospectus, final prospectus and each amendment and supplement thereto.

         Rule 144: Rule 144 promulgated under the Securities Act, or any successor rule to similar effect.

         SEC:  The United States Securities and Exchange Commission.

         Securities Act: The United States Securities Act of 1933, as amended, or any successor statute.






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

         Termination   Date:  The  date  which  is  the  earlier  of  the  fifth
anniversary of the date hereof and the date the Texcan Entities and any Permitted Transferees thereof no longer hold any Registrable Securities.

         2.     Registration of the Registrable Securities under Securities Act.

         2.1    Mandatory Registration.

                  a. Anicom shall file with the SEC, on or before the sixtieth day after the Closing, a registration statement on Form S-3, which shall register the Registrable Securities for resale. Anicom, with the assistance of the Texcan Entities, shall promptly respond to any SEC comments on such registration statement and shall otherwise use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable.

                  b. Anicom shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation and filing of such registration statement. Without limiting the foregoing, Anicom shall ensure that such registration statement does not, as of its effective date, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that Anicom shall not be responsible for the accuracy or completeness of any information relating to, and furnished by the Texcan Entities in writing for inclusion in such registration statement).

                  c. Anicom will pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this Section 2.1.

         2.2      Incidental Registration.

                  a. Right to Include the Registrable Securities. If Anicom, at any time before the Termination Date, proposes to register securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (but excluding registrations on Forms S-4 or S-8 or, any successor or similar forms), whether for sale for its own account or pursuant to a demand for registration granted to any other party, Anicom will give written notice each such time to the Texcan Entities and any Permitted Transferees of its intention to do so. Upon the written request of a Texcan Entity or a Permitted Transferee thereof holding Registrable Securities (specifying the intended method of disposition, and the number of, Registrable Securities requested by such Texcan Entity or Permitted Transferee to be included in such registration), made within 10 business days after the receipt of any such notice, Anicom will include in its proposed registration all such Registrable Securities, subject to the priorities and limitations set forth in Sections 2.2(b) and 2.2(d) below. If Anicom thereafter determines for any reason not to register or to delay registration of Anicom's offering of its securities, Anicom may, at its election, give written notice of such determination to the Texcan Entities and/or their Permitted Transferees who chose to participate in such registration and, thereupon, (i) in the case of a determination not to register, shall be relieved of the obligation to register such Registrable Securities in connection with such registration (but not from any obligation of Anicom to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registration of such other securities. Anicom will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 2.2. The right to request the registration of Registrable Securities pursuant to this
Section 2.2(a) is in addition, and not in lieu of, the mandatory registration rights provided for in Section 2.1.






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                  b.  Priority  in  Incidental   Registration   Rights.  If  the
registration referred to in Section 2.2(a) is to be an underwritten registration and the managing underwriter(s) in connection with such registration advise Anicom (or the other shareholders participating therein) in writing that in their good faith opinion such offering would be adversely affected by the inclusion therein of the total number of Registrable Securities requested by the Texcan Entities and their Permitted Transferees to be included therein, Anicom shall include in such registration: (1) first, all securities Anicom proposes to sell for its own account (the "Company Securities"), (2) second, up to the full number of securities proposed to be registered for the account of the shareholders on behalf of whom registration may have initially been requested and who are entitled to a priority in such case, and (3) the securities requested to be registered by shareholders of Anicom (including, without limitation, the Texcan Entities and their Permitted Transferees) entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration; provided, however that notwithstanding anything herein to the contrary, neither the Texcan Entities nor any Permitted Transferees thereof shall have the right, and Anicom shall not be obligated, under this Agreement to include in any such registration Registrable Securities of the Texcan Entities and the Permitted Transferees thereof, in the aggregate, in excess of twenty percent (20%) of the aggregate number of securities registered in any such registration.

                  c. Order of Priority. The Texcan Entities' rights to register the Registerable Securities hereunder shall be pari passu with all such rights currently held by other shareholders of Anicom. Anicom represents and warrants to the Texcan Entities that, except for with respect to the limitations set forth in clause (2) of Section 2.2(b) and in the last clause of the last sentence in Section 2.2(b) above, no shareholder of Anicom has "piggyback" registration rights more favorable than the rights granted to the Texcan Entities under this Agreement. Anicom hereby agrees that it will not grant any more favorable "piggyback" registration rights to another shareholder on or before the earlier of (i) September 21, 2001 or (ii) the date on which the aggregate number of Anicom Preferred Shares owned or held by one or more of the Texcan Entities and the Permitted Transferees thereof collectively represent less than 1.8% of the outstanding shares of Anicom common stock, on an as-converted basis (the "Superior Rights Date"). In the event that Anicom hereafter grants more favorable "piggyback" registration rights to another shareholder prior to the Superior Rights Date, Anicom shall automatically be deemed to have granted comparable registration rights to the Texcan Entities and their Permitted Transferees hereunder. Anicom shall provide the Texcan Entities and their Permitted Transferees with notice of any such grant of more favorable "piggyback" registration rights and shall execute such documentation as the Texcan Entities and their Permitted Transferees may reasonably request to evidence such rights.






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




                  d. Limitations; Exceptions. Anicom shall not be required to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans. Notwithstanding anything herein to the contrary, the Texcan Entities and their Permitted Transferees agree that they will exercise their right to incidental registration in a registration statement under this Section 2.2 first with respect to the shares of Anicom common stock issued or issuable pursuant to the conversion of the Anicom Preferred Shares and any stock or other securities into which such Anicom Preferred Shares shall have hereafter been changed, converted or exchanged which are then held by all of the Texcan Entities and their Permitted Transferees, collectively, and then against the Anicom Common Shares then held by all of the Texcan Entities and their Permitted Transferees, collectively.

                  e. Number of Incidental Registrations. Each Texcan Entity and any Permitted Transferee thereof may exercise its right to incidental registration under this Section 2.2 an unlimited number of times before the Termination Date; provided, that the Texcan Entities and their Permitted Transferees, in the aggregate, may not exercise their right to incidental registration in a registration statement under this Section 2.2 with respect to less than the lesser of: (i) 10,000 shares of common stock, and (ii) the total number of shares of Registrable Securities then held by such Texcan Entities and their Permitted Transferees, collectively.

         2.3 Registration Procedures. In connection with the mandatory registration pursuant to Section 2.1 above or, subject to Section 2.2(a) or 2.2(c) above, whenever the Texcan Entities or any of their Permitted Transferees have requested an incidental registration pursuant to Section 2.2 above, Anicom will:

                  a.  prepare  and  file  with  the  SEC  such   amendments  and
supplements to such registration statements and the prospectus(es) used in connection therewith, which prospectus(es) are to be filed pursuant to Rule 424 under the Securities Act, as may be necessary to keep the (i) registration statement pursuant to Section 2.1 effective until the date upon which, in the opinion of counsel to Anicom (a copy of which shall be provided to the Texcan Entities or their Permitted Transferees), the Registrable Securities are permitted to be distributed by the Texcan Entities or their Permitted Transferees pursuant to Rule 144, and may then be sold without regard to any volume limitation (or if the volume limitation would permit distribution and sale of all such securities in a single three-month period), or the Termination Date, if earlier, and (ii) the registration statements pursuant to Section 2.2 effective for a period of 90 days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 90-day period), and in each case comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statements during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statements or supplements to such prospectuses;






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



                  b. furnish to the Texcan Entities and their Permitted Transferees without charge, such number of copies of such registration statements, each amendment and supplement thereto, the prospectus(es) included in such registration statements, and such other documents as the Texcan Entities and their Permitted Transferees may reasonably request in order to facilitate the disposition of the Registrable Securities (Anicom consents to the use of such prospectuses or any amendment or supplement thereto by the Texcan Entities and their Permitted Transferees in connection with the offering and sale of the Registrable Securities covered by such prospectuses or any amendment or supplement thereto); and furnish to the Texcan Entities and their Permitted Transferees, without charge, at least one conformed copy of the registration statement or statements and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  c. use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Texcan Entities and their Permitted Transferees reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to (i) keep such registration or qualification effective during the period such registration statement is required to be kept effective and (ii) enable the Texcan Entities and their Permitted Transferees to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Texcan Entities and their Permitted Transferees (provided that Anicom will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

                  d. notify the Texcan Entities and their Permitted Transferees, promptly, and if requested, confirm such advice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the happening of any event as a result of which a registration statement or the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and Anicom will prepare a supplement or amendment to such registration statement or prospectus so that such registration statement or prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (iv) of the receipt by Anicom of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of Anicom's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                  e. cause all such Registrable Securities to be listed on each securities exchange and inter-dealer quotation system on which similar securities issued by Anicom are then listed and pay all fees and expenses in connection therewith; and











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


                  f. advise the Texcan Entities and their Permitted Transferees promptly after Anicom shall have received notice or obtained knowledge of (i) the issuance of any stop order by the SEC suspending the effectiveness of such registration statements or the initiation or threatening of any proceeding for such purposes and will use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, or
(ii) the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and will promptly use its best efforts to prevent such suspension or have such suspension lifted if it should be effected.

         2.4      The Texcan Entities' Covenants.

                  a. Each of the Texcan Entities and their Permitted Transferees shall furnish to Anicom in writing such information relating to it as Anicom may reasonably request in writing in connection with the preparation of such registration statements, and each of the Texcan Entities and their Permitted Transferees agrees to notify Anicom as promptly as practicable of any inaccuracy or change in information it has previously furnished to Anicom or of the happening of any event, in either case as a result of which any prospectus relating to such registrations contains an untrue statement of a material fact regarding such Texcan Entity or Permitted Transferee or the distribution of such Registrable Securities or omits to state any material fact regarding any of the Texcan Entities and their Permitted Transferees or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to promptly furnish to Anicom any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to any of the Texcan Entities and their Permitted Transferees or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  b. The Texcan Entities and their Permitted Transferees agree that, upon receipt of any notice from Anicom of the happening of any event of the kind described in Section 2.3(d) (ii), (iii), (iv) or (v) or Section 2.3(f) hereof, the Texcan Entities will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until the Texcan Entities' receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by Anicom that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by Anicom, the Texcan Entities and their Permitted Transferees will deliver to Anicom all copies, other than permanent file copies then in the Texcan Entities' or their Permitted Transferees' possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice.

         2.5 Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, Anicom will give the Texcan Entities and their Permitted Transferees










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and their counsel and accountants  such access to its books and records and such opportunities to discuss the business of Anicom with its officers and the independent public accountants who have certified its financial statements as shall be necessary in their respective reasonable opinions or in the reasonable opinion of their respective counsel to conduct a reasonable investigation for the purpose of establishing a due diligence defense within the meaning of the Securities Act and in order to enable the Texcan Entities or their Permitted Transferees to execute any certificates required by the underwriters in any underwritten offering in which they participate.

         2.6      Indemnification.

                  a. Indemnification by Anicom. In the event of any registration of any Registrable Securities under the Securities Act, Anicom will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Texcan Entities, their Permitted Transferees, and each of their respective officers and directors and each Person who controls any Texcan Entity within the meaning of the Securities Act (collectively, the "Texcan Parties") against any and all judgments, fines, penalties, charges, costs, amounts paid in settlement, losses, claims, damages, liabilities, expenses, or attorney fees, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which they or any of them may become subject under the Securities Act or any other statute or common law, insofar as any such Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented if Anicom shall have filed with the SEC any amendment thereof or supplement thereto) if used within the period during which Anicom is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not apply to such Indemnified Damages to the Texcan Parties arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission: (i) was made in reliance upon and in conformity with written information furnished to Anicom by the Texcan Entities or their Permitted Transferees for use in connection with preparation of the registration statement, any prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing; or (ii) was included in a registration statement, prospectus contained therein or any amendment or







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



supplement thereto, and prior to the use thereof, Anicom had given written notice to the Texcan Parties of the existence of an untrue statement or an omission and Anicom's intent to promptly file an amendment to its registration statement to correct such untrue statement or omission. Furthermore, the indemnification agreement contained herein shall not apply to any Indemnified Damages to the Texcan Parties arising out of, or based upon, the Texcan Entities' or their Permitted Transferees', or any of their representatives', failure to deliver a prospectus, including any amendments or supplements thereto, in connection with any sale thereunder in accordance with the rules and regulations of the SEC. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any Texcan Party and shall survive the transfer of such securities by the Texcan Entities and their Permitted Transferees.

                  b. Indemnification by the Texcan Entities. Anicom may require, as a condition to including the Registrable Securities of the Texcan Entities and their Permitted Transferees in any registration statement filed pursuant to this Agreement, that Anicom shall have received an undertaking satisfactory to it from the Texcan Entities and their Permitted Transferees to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) Anicom, its officers and directors and each officer of Anicom and each other Person, if any, who controls Anicom within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any prospectus contained therein, or any amendment or supplement thereto, if such statement or omission (i) arises from information relating to, or provided by, the Texcan Entities or their Permitted Transferees and was made in reliance upon written information the Texcan Entities or their Permitted Transferees furnished to Anicom for use in the preparation of such registration statement, prospectus, amendment or supplement, or (ii) was included in a registration statement, prospectus contained therein or any amendment or supplement thereto, and prior to the use thereof, Anicom had given notice to the Texcan Parties of the existence of an untrue statement or an omission and Anicom's intent to promptly file an amendment to its registration statement to correct such untrue statement or omission. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Anicom or any such director, officer or controlling Person and shall survive the transfer of such securities by the Texcan Entities and their Permitted Transferees. The Texcan Entities' and their Permitted Transferees' indemnity as described in this Section 2.6(b) shall be limited to the dollar amount of the proceeds of the Registrable Securities actually sold by the Texcan Entities and their Permitted Transferees pursuant to such registration statement.

                  c.  Notices  of  Claims,  etc.  Promptly  after  receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

                  d. Indemnification Payments. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                  e. Contribution.  If the indemnification  provided for in this
Section 2.6 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any Indemnified Damages, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate Indemnified Damages, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which resulted in such Indemnified Damages, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the Texcan

Entities (and their Permitted Transferees) and Anicom to contribute as provided in this subparagraph (e) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. In no event shall any of the Texcan Entities nor any Permitted Transferee thereof be obligated to contribute under this Section 2.6(e) an amount in excess of the dollar amount of the proceeds of the Registrable Securities sold by any such Texcan Entity or any such Permitted Transferee pursuant to the registration statement giving rise to such damages.

                  f. Other Rights; Liabilities. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and
(ii) any liabilities the indemnifying party may be subject to pursuant to the law.

         3. Holdback Agreements. Each of the Texcan Entities agrees that, in the event that it elects to participate in any registration pursuant to a registration statement filed by Anicom with respect to an underwritten public offering by Anicom that becomes effective on or before the Termination Date (a "Follow-On Offering") and fifty percent (50%) or more of the Registrable Securities that it has requested to be registered in such Follow-On Offering are included in such registration in accordance with the terms of this Agreement, it shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities during the seven days prior to and the ninety day period beginning on the effective date of the Follow-On Offering (other than Registrable Securities which are registered in such Follow-On Offering), unless the underwriters managing such Follow-On Offering otherwise consent thereto. Furthermore, if the underwriters managing any such Follow-On Offering request written confirmation of the foregoing covenant, each of the Texcan Entities shall provide such confirmation upon a written request therefor. Each of the Texcan Entities further agrees that in the event that it elects not to participate in any Follow-On Offering, it shall not unreasonably refuse to
(i) agree to refrain from effecting any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities in excess of fifteen percent (15%) of the number of Registrable Securities received by the Texcan Entities pursuant to the Asset Purchase Agreement during the five days prior to and the forty-five day period beginning on the effective date of the Follow-On Offering (other than Registrable Securities which are registered in such Follow-On Offering), unless the underwriters managing such Follow-On Offering otherwise consent thereto and (ii) execute written confirmation thereof if the underwriters managing any such Follow-On Offering request such written confirmation.

         4.       Miscellaneous.

                  a. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Anicom may not assign its obligations hereunder. Without the prior written consent of Anicom, which consent may be granted or withheld at Anicom's sole discretion, the Texcan Entities may not assign their rights hereunder or otherwise provide to any third party the benefits granted to the Texcan Entities hereunder; provided, however, that any Texcan Entity may assign its rights under this Agreement to a Permitted Transferee.

                  b. Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                  c. Further Assurances. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                  d. Waivers, Etc. No failure or delay on the part of either party hereto (or the intended third party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  e. Entire Agreement. This Agreement, together with Asset Purchase Agreement and the documents and agreements referenced therein, contain the entire understanding of the parties with respect to the subject matter hereof. The section headings contained in this Agreement are solely for the purpose of reference, and shall not in any way affect the meaning or interpretation of this Agreement.

                  f. Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

                  g. Notices. All notices, demands and requests required or permitted to be given hereunder shall in every case be in writing and shall be deemed duly given (a) when delivered personally, (b) three (3) Business Days after being deposited in the United States mail, registered or certified mail, return receipt requested, (c) one Business Day after being dispatched by a United States or Canadian nationally recognized overnight courier service, or
(d) when sent by telecopier, provided that a copy is mailed by U.S. or Canadian certified mail, return receipt requested, to the parties at the addresses and telecopier numbers as set forth below or at such other addresses or telecopier numbers as may be furnished in writing:


                If to Anicom:             Anicom, Inc.
                                          6133 North River Road
                                          Suite 1000
                                          Rosemont, Illinois  60018
                                          Attention:  Donald C. Welchko
                                          Telecopier No.: (847) 518-8777

                With a copy to:           Katten Muchin & Zavis
                                          525 West Monroe Street
                                          Suite 1600
                                          Chicago, Illinois  60661-3693
                                          Attention:  Jeffrey R. Patt, Esq.
                                          Telecopier No.: (312) 902-5220

                If to the TEXCAN ENTITIES:

                                          Tricontinental Industries, Ltd.
                                          Suite 650
                                          375 Water Street
                                          Vancouver, British Columbia
                                          Canada V6B 5C6
                                          Attention:  Ronald Stern
                                          Telecopy No.: 604/681-8861

                With copy to:             Hunton & Williams
                                          Riverfront Plaza
                                          East Tower
                                          951 East Bryd Street
                                          Richmond, Virginia 23219
                                          Attention: T. Justin Moore, III, Esq.
                                          Telecopy No.: 804/788-8218

                  h. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

                  i. Amendments. This Agreement may be amended only by a written agreement signed by the parties hereto.

                  j. Specific Performance. Anicom acknowledges and agrees that monetary damages would be inadequate to compensate the Texcan Entities for the breach of any of Anicom's obligations contained in this Agreement and that the Texcan Entities would be seriously and irreparably injured if any provision of this Agreement is not performed by Anicom in accordance with the specific terms and conditions of this Agreement. Accordingly, Anicom agrees, without prejudice to any additional or alternative remedies the Texcan Entities have hereunder, that the Texcan Entities shall be entitled to:




                           (a) seek injunctive relief to prevent any breach of this Agreement by Anicom:

                           (b) enforce specifically the terms and provisions hereof and any obligation in favor thereof, or any of them, contained in this Agreement; and

                           (c) seek declaratory relief or injunctive relief in respect of anything done in breach of an obligation in favor thereof, or any of them, contained in this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                             ANICOM, INC.


                                             By:      /s/ DONALD C. WELCHKO
                                                      ----------------------
                                             Title:   Vice President
                                                      -----------------------


                                             TEXCAN CABLES INC.


                                             By:      /s/ KEVIN KARR
                                                      ----------------------
                                             Title:   Vice President - Finance
                                                      ------------------------


                                             TEXCAN CABLES LIMITED


                                             By:      /s/ KEVIN KARR
                                                      ----------------------
                                             Title:   Vice President - Finance
                                                      ------------------------

                                  Attachment I

                                       to

                          Registration Rights Agreement


                              Notice of Assignment

         [Texcan Cables Inc., a Nevada corporation] [Texcan Cables Limited, a Canadian corporation] (the "Assignor") and ______________________, a
__________________ (the "Assignee") hereby notify Anicom, Inc., a Delaware corporation ("Anicom"), that Assignor has transferred to Assignee _____ shares of Anicom's [common stock] [Series B Convertible preferred stock].

         By its execution of this Notice of Assignment, Assignee agrees to be bound by the terms of the Registration Rights Agreement dated September 21, 1998 by and among Anicom, Texcan Cables Inc. and Texcan Cables Limited for all purposes hereafter as a "Texcan Entity."

                                      [TEXCAN CABLES INC.]
                                      [TEXCAN CABLES LIMITED]


                                      _____________________________________
                                      [Name]
                                      [Title]


                                      [ASSIGNEE]



                                      _____________________________________
                                      [Name]
                                      [Title]